UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 28, 2015

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-186073 (1933 Act)	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 28, 2015, we, through GAHC3 North Carolina ALF Portfolio, LLC, our wholly-owned subsidiary, entered into a purchase and sale agreement, or the Purchase Agreement, with Carillon Assisted Living of Clemmons, LLC, Carillon Assisted Living of Huntersville, LLC, Carillon Assisted Living of Mooresville, LLC, Carillon Assisted Living of Raleigh - Old Wake Forest Road, LLC and Carillon Assisted Living of Wake Forest, LLC, or collectively, the Sellers, unaffiliated third parties, to purchase a senior housing portfolio, or the North Carolina ALF Portfolio, comprised of five assisted living facilities located in Clemmons, North Carolina; Huntersville, North Carolina; Mooresville, North Carolina; Raleigh, North Carolina; and Wake Forest, North Carolina, for an aggregate purchase price calculated pursuant to the terms of the Purchase Agreement and as further described below.

The material terms of the Purchase Agreement provide for: (i) a due diligence period that is 30 days after the later of the effective date of the Purchase Agreement and the date on which we receive all Property Diligence Materials, as defined in the Purchase Agreement; (ii) three separate closings, as defined in the Purchase Agreement: the Initial Closing, the Second Closing and the Final Closing; (iii) an Initial Closing date of the Mooresville Property and North Raleigh Property, or the Primary Portfolio, on January 28, 2015, a Second Closing consisting of the Clemmons Property and Wake Forest Property, or the Secondary Portfolio, on June 30, 2015 and a Final Closing, consisting of the closing of the Huntersville Property, 12 months after the date the Sellers obtain a certificate of occupancy for the Huntersville Property; (iv) an amount of $1,000,000 in earnest money to be delivered by us to escrow with title insurer within three business days after the later of the effective date of the Purchase Agreement and the date in which we receive all Property Diligence Materials; (v) 40% of the earnest money to be attributed to each of the Initial Closing and Second Closing respectively and the remaining 20% of the earnest money to be attributed to the Final Closing with each portion of the earnest money applied as partial payment of the purchase price for each respective closing or disbursed as agreed upon in accordance with the terms of the Purchase Agreement; (vi) upon the expiration of the due diligence period, with respect to the Primary Portfolio, Secondary Portfolio and the Huntsville Property, respectively, all monies on deposit with respect to each shall become nonrefundable, except for a default by the Sellers or the failure of a condition precedent preventing our obligation to close; (vii) a Master Lease, attached to the Purchase Agreement, to be entered into between us or our affiliated assignees formed for the purpose of acquiring title to the North Carolina ALF Portfolio and the tenant on the applicable closing dates described above; (viii) the purchase price for each assisted living facility and the property relating thereto, will be the greater of $15,000,000 and an amount equal to the quotient obtained by dividing the EBITDAR, as defined in the Purchase Agreement, for the facility by the product of: (a) 7.20% (the agreed upon lease rate) and (b) 1.15 (the agreed upon implied rent coverage), payable in cash at closing; (ix) our right to terminate the Purchase Agreement and receive a refund of the earnest money and seek actual damages, if the Sellers default in the performance of their obligations, as defined in the Purchase Agreement; (x) the Sellers agreement that it shall operate and manage each assisted living facility in a prudent and businesslike manner and in the same manner in which the Sellers have previously operated and with respect to the Huntersville Property, the Sellers shall continue with commercially reasonable diligence to complete the development and construction of the Huntersville Property and the assisted living facility thereon in accordance with the Plans and Specification, as defined in the Purchase Agreement and to not materially modify or agree to modify the Plans and Specification without our written consent; and (xi) a provision whereby the representations and warranties of the Sellers and us set forth in the Purchase Agreement shall survive the closing for a period of one year. The Purchase Agreement also contains additional covenants, representations and warranties that are customary of real estate purchase and sale agreements.

On January 28, 2015, we also entered into an Assignment of Purchase and Sale Agreement, or the Assignment, for our newly formed subsidiaries to assume all of GAHC3 North Carolina ALF Portfolio, LLC’s rights, title and interest under the Purchase Agreement, as well as the right to exercise and enforce all of the terms, covenants and conditions of the Purchase Agreement, with respect to the North Raleigh Property and the Mooresville Property.

We intend to finance the purchase of the North Carolina ALF Portfolio from funds raised through our initial public offering. We also anticipate paying an acquisition fee of 2.25% of the aggregate purchase price of the North Carolina ALF Portfolio to our advisor and its affiliates in connection with the acquisition of the property. The closing of the Primary Portfolio occurred on January 28, 2015, the closing of the Secondary Portfolio is expected to occur on June 30, 2015 and the Final Closing of the Huntersville Property is expected to occur 12 months after the date the Sellers obtain a certificate of occupancy for the Huntersville Property; however, no assurance can be provided that we will be able to purchase the Secondary Portfolio and the Huntersville Property in the anticipated timeframe, or at all since the potential acquisition of the Secondary Portfolio and the Huntersville Property are subject to substantial conditions to closing.

The material terms of the agreements discussed above are qualified in their entirety by the Purchase Agreement and the Assignment attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On January 28, 2015, we acquired the Primary Portfolio in the North Carolina ALF Portfolio from the Sellers for an aggregate purchase price of $38,856,000, plus closing costs. We purchased the Primary Portfolio using cash proceeds from our initial public offering. In connection with the acquisition, we paid to Griffin-American Healthcare REIT III Advisor, LLC, our advisor, and its affiliates an acquisition fee of approximately $874,000, or 2.25% of the contract purchase price for the Primary Portfolio, which was paid as follows: (i) cash equal to 2.00% of the contract purchase price; and (ii) the remainder in shares of our common stock in an amount equal to 0.25% of the contract purchase price, at $9.00 per share, the established offering price as of the date of closing, net of selling commissions and dealer manager fees.

The Primary Portfolio is comprised of two assisted living facilities with one located in Mooresville, North Carolina and another in North Raleigh, North Carolina. The Mooresville Property is a single-story assisted living facility consisting of approximately 38,000 square feet and 100% occupied. It was constructed in 2013 and consists of 96 licensed beds located within 62 units; of those 62 units, 18 units are part of a locked unit focused on residents with dementia. The North Raleigh Property is also a single-story assisted living facility, consisting of approximately 38,000 square feet and 100% occupied. It was also constructed in 2013 and consists of 96 licensed beds located within 62 units, with 18 of such units part of a locked unit focused on residents with dementia.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Purchase and Sale Agreement by and between GAHC3 North Carolina ALF Portfolio, LLC, Carillon Assisted Living of Clemmons, LLC, Carillon Assisted Living of Huntersville, LLC, Carillon Assisted Living of Mooresville, LLC, Carillon Assisted Living of Raleigh-Old Wake Forest Road, LLC and Carillon Assisted Living of Wake Forest, LLC, dated January 28, 2015

10.2	Assignment of Purchase and Sale Agreement by and between GAHC3 North Carolina ALF Portfolio, LLC, GAHC3 North Raleigh NC ALF, LLC and GAHC3 Mooresville NC ALF, LLC, dated January 28, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

February 3, 2015	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1
Purchase and Sale Agreement by and between GAHC3 North Carolina ALF Portfolio, LLC, Carillon Assisted Living of Clemmons, LLC, Carillon Assisted Living of Huntersville, LLC, Carillon Assisted Living of Mooresville, LLC, Carillon Assisted Living of Raleigh-Old Wake Forest Road, LLC and Carillon Assisted Living of Wake Forest, LLC, dated January 28, 2015

10.2	Assignment of Purchase and Sale Agreement by and between GAHC3 North Carolina ALF Portfolio, LLC, GAHC3 North Raleigh NC ALF, LLC and GAHC3 Mooresville NC ALF, LLC, dated January 28, 2015